                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Forms S-8 (No.  33-87572,  No.  333-50934,  No. 333-69588) and S-3
(No.  333-100119)  of NN, Inc. of our report dated February 26, 2004 relating to the financial  statements as of December 31, 2003 and the year then ended, which appears in this Form 10-K.  We also  consent to the  references  to us under the heading "Selected Financial Data" in such Registration Statements.

/s/PricewaterhouseCoopers LLP
Greensboro, North Carolina
March 15, 2004